ASSIGNMENT AND ACCEPTANCE

dated as of August 11, 2017

Reference is made to the Credit Agreement, dated as of December 10, 2015 (as from time to time amended and in effect, the “Credit Agreement”), by and among INYESCO SENIOR INCOME TRUST, a Delaware statutory trust registered as a closed-end management investment company under the Investment Company Act of 1940, as amended (the “Borrower”), STATE STREET BANK AND TRUST COMPANY and the other Banks (as hereinafter defined) party hereto from time to time, and STATE STREET BANK AND TRUST COMPANY, as agent for itself and the Banks (in such capacity, the “Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

State Street Bank and Trust Company (the “Assignor”) and The Bank of Nova Scotia (the “Assignee”) hereby agree as follows:

§1. Assignors. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a $11,667,000 interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to 3.33343% in respect of the Assignor’s Commitment Amount immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its Commitment Amount is $229,166,670, its Commitment Percentage is 65.476191%, the aggregate outstanding principal balance of its Loans equals $199,702,383.86 (in each case before giving effect to the assignment contemplated hereby and without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto or the attachment, perfection or priority of any security interest or mortgage, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans, or the performance or observance by the Borrower or any other Person primarily or secondarily liable in respect of any of the Loans of any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) attaches hereto the Notes delivered to it under the Credit Agreement.

The Assignor requests that the Borrower exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be August 11, 2017 (the “Effective Date”), which shall be the date of recordation in the Register pursuant to Section 9.06 (c) Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Agent for consent by the Agent (and the Borrowers, if required by the Credit Agreement) and recording in the register by the Agent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance and recording, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided however, that the Assignor shall retain its rights to be indemnified pursuant to Section 9.03 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Agent and such recording, from and after the Effective Date, the Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

§7. GOVERNING LAW. THIS ASSIGNMENT AND ACCEPTANCE IS TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement.

[Signature page follows.]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer thereunto duly authorized, as of the date first above written.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Karen A. Gallagher
Title: Managing Director

THE BANK OF NOVA SCOTIA

By:	/s/ Kevin Chan
Title: Director

CONSENTED TO:

INVESCO SENIOR INCOME TRUST

By:	/s/ Elizabeth Nelson
Name: Elizabeth Nelson
Title: Assistant Secretary

STATE STEET BANK AND TRUST COMPANY as Agent

By:	/s/ Karen A. Gallagher
Name: Karen A. Gallagher
Title: Managing Director

SCHEDULE 1

Banks	Commitment Amount	Commitment Percentage
State Street Bank and Trust Company	$217,499,670	62.142763%

Domestic Lending Office:

Mutual Fund Lending Department

Credit Services Division

State Street Bank and Trust Company

Channel Center Building

1 Iron Street

Boston, MA 02210

Attn. Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

LIBOR Lending Office:

Mutual Fund Lending Department

Credit Services Division

State Street Bank and Trust Company

Channel Center Building

1 Iron Street

Boston, MA 02210

Attn: Robyn A. Shepard, Assistant Vice President - CSU Manager

Tel: (617) 662-8575

Fax: (617) 988-6677

Email: rashepard@statestreet.com

For non-funding or payment notices:

Mutual Fund Lending Department

Credit Services Division

email ais-loanops-csu@statestreet.com

The Bank of Nova Scotia	$71,667,000	20.476283%

Domestic and LIBOR Lending Offices:

711 Louisiana Street, Suite 1400

Houston, TX 77002

Primary Credit Contact:

Eli Mou, Director

The Bank of Nova Scotia

40 King Street West, 55th Floor

Toronto-Ontario M5V 2T3

Tel: (416)350-1178

email: eli.mou@scotiabank.com

Operations Contact:

Kathy Williams, Loan Officer

The Bank of Nova Scotia

720 King Street West, 2nd Floor

Toronto-Ontario M5V 2T3

Tel: (416)649-4009

Fax: (212)225-5709

email: Kathy.Williams@scotiabank.com

U.S. Bank National Association	$37,500,000	10.714286%

Domestic and LIBOR Lending Offices:

400 City Center, Attn: Complex Credits

Oshkosh, WI 54901

Primary Credit Contact:

Barry K. Chung, Senior Vice President

U.S. Bank, N.A.

416 Fifth Avenue, 7th Floor

New York, NY 10017

Tel: (917)256-2829

email: Barry.churig@usbank.com

Operations Contact:

CLS Syndication Services Team

U.S. Bank, N.A.

Tel: (920)237-7601

Fax: (920)237-7993

email: CLSSyndicationSeviceTeam@usbank.com

The Toronto-Dominion Bank, New York Branch	$23,333,330	6.666666%

Domestic and LIBOR Lending Offices:

31 W 52nd Street

New York, NY 10019

Credit Contacts:

Attn: Kevin Scheld, Analyst

Attn: Chiun Ng, Director

Tel: (212)827-7641 (KS) and (212)827-7566 (CN)

Fax: (212)827-7232

email: Kevin.Scheld@tdsecurities.com

email: Chiun.Ng@tdsecurities.com

Operations Contacts:

TD Securities

77 King St. W. 25th Floor

Toronto, Ontario M5K 1A2

Tel: (416)308-4658

Fax: (416)983-0003

Email: Peter.Kuo@tdsecurities.com and CreditAdminSvcs@tdsecurities.com

TOTAL:	$350,000,000	100%